EXHIBIT 3.1
ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
BIOHEART, INC.
(a Florida Corporation)
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc. a Florida corporation (the “Corporation”), adopts the following Articles of Amendment to its Articles of Incorporation:
1.     The name of the Corporation is BIOHEART, INC.
2.     Article II of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety and replaced with the following:
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ARTICLE II
CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 80,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 75,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). In the event that the Board of Directors of the Corporation determines, in accordance with Section 607.10025 of the Florida Business Corporation Act, to combine shares of any issued and outstanding class or series into a lesser number of shares of the same class or series, the number of authorized shares of such class or series shall be reduced by the same percentage by which the issued shares of such class or series were reduced as a result of the combination. Notwithstanding the foregoing, in the event that, following such combination, the number of authorized shares of the class or series so combined is not a multiple of 1,000,000, the Board of Directors may, in its sole discretion and without shareholder approval, reduce the number of authorized shares of such class or series to the nearest multiple of 500,000 or 1,000,000, in its sole discretion.
     By way of illustration, if the Board of Directors determines to effect a 1-for-4 reverse stock split of the Common Stock, the number of authorized shares following the reverse stock split will equal 18,750,000; provided, however, that the Board may, in its discretion and without shareholder approval, reduce the number of authorized shares of Common Stock to 18,000,000 shares or 18,500,000 shares, in its sole discretion.
     A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:

A.	Preferred Stock
     (1) General. The Preferred Stock may be issued from time to time in one or more classes or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.
     (2) Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
          (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
          (b) the number of shares to constitute the class or series and the designations thereof;
          (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
          (d) whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
          (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
          (f) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
          (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
          (i) such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.
     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.
B.	Common Stock
     (1) General. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.
     (2) Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

     (3) Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.
     (4) Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.
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3.     The Amendments hereby made to the Articles of Incorporation were approved by a unanimous written consent executed by the Board of Directors of the Corporation as of May 28, 2008 and duly adopted at a meeting of the shareholders of the Corporation held on July 30, 2008. The number of votes cast was sufficient for approval of the Articles of Amendment to the Articles of Incorporation.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this 30th day of July, 2008.

BIOHEART, INC.
By:	/s/ William H. Kline
William H. Kline
Chief Financial Officerd

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